Exhibit 4.2

BIOGEN INC.,

as Issuer

and

U.S. Bank National Association,

as Trustee

Third Supplemental Indenture

Dated as of February 16, 2021

i

THIRD SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of February 16, 2021, between BIOGEN INC., a Delaware corporation (the “Company”), and U.S. Bank National Association, a national association, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of September 15, 2015 (the “Base Indenture”, and as supplemented by this Third Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of Securities to be issued in one or more Series as provided in the Base Indenture;

WHEREAS, the issuance and sale of a new Series of the Securities of the Company designated as its 3.250% Senior Notes due February 15, 2051 (the “Initial Notes” and, together with any Exchange Notes (as defined herein) issued therefor as provided herein, the “Notes”) have been authorized by resolutions adopted by the Board of Directors of the Company;

WHEREAS, the Company desires to issue and sell $700,731,000 aggregate principal amount of the Initial Notes on the date hereof;

WHEREAS, Sections 2.2 and 8.1 of the Base Indenture provide that the Company, when authorized by a Board Resolution, and the Trustee may amend or supplement the Base Indenture to provide for the issuance of and to establish the form or terms and conditions of Securities of any Series as permitted by the Base Indenture;

WHEREAS, the Company desires to establish the form, terms and conditions of the Notes; and

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid supplement to the Base Indenture according to the terms of both the Base Indenture and this Third Supplemental Indenture have been done;

NOW, THEREFORE, for and in consideration of the premises stated herein and the exchange of the Initial Notes by the Holders thereof, the parties hereto hereby enter into this Third Supplemental Indenture, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

DEFINITIONS SECTION

Section 1.1. Certain Terms Defined in the Base Indenture.

For purposes of this Third Supplemental Indenture, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Base Indenture, as amended hereby.

Section 1.2. Definitions.

For the benefit of the Holders of the Notes, Section 1.1 of the Base Indenture shall be amended by adding the following new definitions:

“Attributable Debt” means, with respect to a Sale and Leaseback Transaction, an amount equal to the lesser of (1) the fair market value of the Property (as determined in good faith by the Company’s board of directors); and (2) the present value of the total net amount of rent payments to be made under the lease during its remaining term, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually. The calculation of the present value of the total net amount of rent payments is subject to adjustments specified in the Indenture.

“Base Indenture” has the meaning provided in the recitals of this Third Supplemental Indenture.

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Section 13(d) of the Exchange Act) (other than the Company or one of its Subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company or other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that a Person shall not be deemed beneficial owner of, or to own beneficially, (A) any Securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates until such tendered Securities are accepted for purchase or exchange thereunder, or (B) any Securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Company and the assets of its Subsidiaries, taken as a whole, to one or more “persons” (as such term is used in Section 13(d) of the Exchange Act) (other than to the Company or one of its Subsidiaries) (a “Transferee”), provided, however, that none of the circumstances in this clause (2) will be a Change of Control if the Persons that beneficially own the Company’s Voting Stock immediately prior to the transaction own, directly or indirectly, shares representing a majority of the total Voting Stock as measured by voting power rather than number of shares of the Transferee; (3) the Company consolidates with, or merges with or into, any “person” (as such term is used in Section 13(d) of the Exchange Act) or any such Person consolidates with, or merges with or into, the Company, in either case, pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than pursuant to a transaction in which shares of the Company’s Voting Stock outstanding immediately prior to the transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or (4) the adoption of a plan relating to the Company’s liquidation or dissolution.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Clearstream” means Clearstream Banking Société Anonyme, or any successor thereto.

“Company” has the meaning provided in the preamble.

“Comparable Treasury Issue” means the U.S. Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes (“Remaining Life”) to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any Notes on any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Total Assets” means, with respect to any Person as of any date, the amount of total assets as shown on the consolidated balance sheet of such Person for the most recent fiscal quarter for which financial statements have been filed with the Securities and Exchange Commission, prepared in accordance with accounting principles generally accepted in the United States.

“Distribution Compliance Period” means, with respect to any Notes (or Additional Notes), the period of 40 consecutive days beginning on the later of (i) the day on which such Notes (or Additional Notes) are first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the issue date with respect to such Notes (or Additional Notes).

“DTC” means the Depositary for the Global Notes, which shall initially be The Depository Trust Company, New York, New York.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, or any successor thereto.

“Exchange Notes” means Notes that (1) contain terms substantially identical to the Initial Notes (except that (A) such Exchange Notes may omit terms with respect to transfer restrictions and may be registered under the Securities Act, and (B) certain provisions relating to an increase in the stated rate of interest thereon may be eliminated) and (2) are issued in exchange for Initial Notes, as provided for in the Registration Rights Agreement (including any amendment or supplement thereto).

“Fitch” means Fitch Inc., or any successor thereto.

“Global Notes” means, individually and collectively, each of the Notes in the form of Global Securities issued to DTC or its nominee, substantially in the form of Exhibit A.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or Fitch, and the equivalent investment grade credit rating from any additional rating agency or Rating Agencies selected by the Company.

“Lien” means any pledge, mortgage, lien, encumbrance or other security interest.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Par Call Date” means August 15, 2050 (six months prior to the maturity date of the Notes).

“Private Placement Legend” has the meaning provided in Exhibit C to this Third Supplemental Indenture.

“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible.

“QIB” or “Qualified Institutional Buyer” means a “qualified institutional buyer,” as that term is defined in Rule 144A.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P and (2) if any of Fitch, Moody’s and S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company (as certified by a resolution of the Board of Directors of the Company) and which is reasonably acceptable to the Trustee as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Rating Event” means the rating on the Notes is lowered by at least two of the three Rating Agencies and the Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies, on any day during the period commencing on the earlier of the date of the first public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies).

“Reference Treasury Dealer” means each of Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., or their respective affiliates, which are primary U.S. Government securities dealers in The City of New York, and their respective successors plus three other primary U.S. Government securities dealers in The City of New York selected by the Company; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealers at 3:30 p.m. New York time on the third Business Day preceding such Redemption Date.

“Registrar” has the meaning provided in Section 2.1(e) of this Third Supplemental Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement, dated February 16, 2021, by and among the Company and Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as dealer managers, relating to the Initial Notes, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form attached hereto as Exhibit B.

“Regulation S Legend” has the meaning provided in Exhibit C to this Third Supplemental Indenture.

“Resale Restriction Termination Date” has the meaning provided in Exhibit C to this Third Supplemental Indenture.

“Restricted Security” means any Note except for (a) an Exchange Note issued pursuant to the Exchange Offer (as defined in the Registration Rights Agreement), (b) a Note which has been sold or transferred pursuant to an effective Registration Statement (as defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement, (c) a Note from which the Private Placement Legend or the Regulation S Legend has been removed in accordance with the terms of the Notes and (d) a Note issued upon registration of transfer of, or in exchange for, Notes which are not Restricted Securities.

“Rule 144A” means Rule 144A under the Securities Act.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company of any Property that has been or is to be sold or transferred by the Company or such Subsidiary, as the case may be, to such Person.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” of any Person means (1) a corporation, a majority of the outstanding voting stock of which is, at the time, directly or indirectly, owned by such Person by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries thereof or (2) any other Person (other than a corporation), including, without limitation, a partnership or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor thereto.

“Treasury Rate” means, with respect to any Redemption Date: (1) the rate per annum equal to the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third business day preceding the Redemption Date.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

ARTICLE II

FORM AND TERMS OF THE NOTES

Section 2.1. Form and Dating.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes shall be executed on behalf of the Company by an Officer of the Company. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes and any beneficial interest in the Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and notations contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture and the Company and the Trustee, by their execution and delivery of this Third Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

(a) Global Notes. The Notes shall be issued initially in the form of one or more fully registered Global Securities, which shall be deposited on behalf of the holders of the Notes represented thereby with DTC and registered in the name of Cede & Co., DTC’s nominee, duly executed by the Company, authenticated by the Trustee and with guarantees endorsed thereon as hereinafter provided. The aggregate principal amount of outstanding Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and DTC or its nominee as hereinafter provided.

Initial Notes offered and sold by the Company to QIBs in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof shall be issued initially in the form of one or more fully registered Global Notes, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the Private Placement Legend (the “Restricted Global Note”).

Initial Notes offered and sold by the Company to Non-U.S. Persons in offshore transactions in reliance on Regulation S under the Securities Act shall be issued initially in the form of one or more fully registered Global Notes, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the Regulation S Legend (the “Regulation S Global Note”).

Exchange Notes issued pursuant to the Exchange Offer (as defined in the Registration Rights Agreement) shall be issued initially in the form of one or more fully registered Global Notes, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear any legends required by applicable law, but such Global Note need not bear the Private Placement Legend or the Regulation S Legend.

Notes issued after the Original Issue Date (as defined in the form of Global Note attached hereto as Exhibit A) shall be issued initially in the form of one or more fully registered Global Notes, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear any legends required by Section 2.3(c) and any legends required by applicable law.

If a beneficial interest in the Restricted Global Note or the Regulation S Global Note is to be transferred after the relevant Resale Restriction Termination Date with respect to such Note, the Registrar shall reflect on its books and records the date and (A) a decrease in the principal amount of the relevant Global Note in an amount equal to the principal amount of the beneficial interest in the relevant Global Note to be transferred and (B) an increase in the principal amount of a Global Note that does not bear the Private Placement Legend or the Regulation S Legend in an amount equal to the principal amount of the beneficial interest being so transferred, unless definitive notes shall have been issued in accordance with the next paragraph, in which case the beneficial interest to be transferred shall be issued in the form of one or more fully registered definitive Notes in accordance with the terms hereof.

The Global Notes may not be transferred except by DTC, in whole and not in part, to another nominee of DTC or to a successor of DTC or its nominee. If at any time DTC notifies the Company that DTC is unwilling to continue as the Depositary for the Global Notes or ceases to be a clearing agency, or if the Company so elects or if there is an Event of Default under the Notes, then the Company shall execute, and the Trustee shall, upon receipt of a Company Order for authentication, authenticate and deliver, definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes, which DTC will distribute to its participants.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to the Global Notes deposited with or on behalf of DTC.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver the Global Notes that shall be registered in the name of DTC or the nominee of DTC and shall be delivered by the Trustee to DTC or pursuant to DTC’s instructions.

Depositary participants shall have no rights either under the Indenture or with respect to any Global Notes held on their behalf by DTC or under such Global Notes. DTC shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes under the Indenture. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and the depositary participants, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in the Global Notes.

(c) Definitive Notes. Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto, but without including the text referred to therein as applying only to Global Notes, and shall bear any legends required by Section 2.3(c) and any legends required by law. Except as provided in Section 2.1(a), owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of certificated Notes.

(d) Transfer and Exchange of the Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through DTC, in accordance with the Indenture and the procedures of DTC therefor. Beneficial interests in the Global Notes may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Notes.

(e) Paying Agent and Registrar. The Company appoints the Trustee as the initial agent of the Company for the payment of the principal of (and premium, if any) and interest on the Notes and the Corporate Trust Office of the Trustee in St. Paul, Minnesota, be and hereby is, designated as the office or agency where the Notes may be presented for payment and where notices to or demands upon the Company in respect of the Notes and the Indenture pursuant to which the Notes are to be issued may be served. The Company also appoints the Trustee as the Registrar for the Notes (the “Registrar”). The security register for the Notes will be maintained by the Registrar at the Corporate Trust Office of the Trustee in St. Paul, Minnesota. In acting hereunder and in connection with the Notes, the Registrar shall act solely as agent of the Company and will not assume any fiduciary duty or other obligation towards or relationship of agency or trust for or with any of the owners or Holders of the Notes.

Section 2.2. Terms of the Notes.

The following terms relating to the Notes are hereby established:

(a) Title. The Notes shall constitute a Series of Securities having the title “3.250% Senior Notes due 2051”.

(b) Principal Amount. The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture (except for (i) Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.7, 2.8, 2.11, 3.6 or 8.5 of the Base Indenture and (ii) Exchange Notes authenticated and delivered in exchange for Initial Notes) shall be $700,731,000. The Company may from time to time, without the consent of the Holders of Notes, issue additional Notes (in any such case “Additional Notes”) having the same ranking and the same interest rate, maturity and other terms as the Notes. Any Additional Notes and the existing Notes (including the Exchange Notes) will constitute a single Series under the Indenture and all references to the relevant Notes shall include the Additional Notes unless the context otherwise requires; provided, that if the Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number.

(c) Issuance Price. The Initial Notes shall be issued at a price to the public of 3.250% of the principal amount, plus accrued interest, if any, from February 16, 2021 to the Original Issue Date (as defined in the Initial Notes).

(d) Maturity Date. The entire outstanding principal of the Notes shall be payable on February 15, 2051.

(e) Interest Rate; Place and Method of Payment. The rate at which the Notes shall bear interest shall be 3.250% per annum; the date from which interest shall accrue on the Notes shall be February 16, 2021, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Notes shall be February 15 and August 15 of each year, beginning August 15, 2021; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid, in immediately available funds, to the

Persons in whose names the Notes (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 1 or August 1, as the case may be, next preceding such Interest Payment Date. Any such interest not punctually paid or duly provided for shall forthwith cease to be payable to the respective Holders on such Regular Record Date, and such defaulted interest may be paid to the Persons in whose names the Notes (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 15 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of principal and interest on this Note will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest and principal on the Notes may at the Company’s option be paid in immediately available funds by transfer to an account maintained by the payee located in the United States.

(f) Optional Redemption. The Notes are redeemable at the option of the Company on the terms and conditions described in Section 2.5 of this Third Supplemental Indenture.

(g) Sinking Fund Obligation. There is no sinking fund obligation.

(h) Mandatory Redemption or Repurchase. The Company shall be required to make an offer to repurchase the Notes upon the occurrence of a Change of Control Triggering Event on the terms and conditions described in Section 2.6 of this Third Supplemental Indenture.

(i) Form and Denomination of Notes. The Notes shall be issued in registered form in the denominations specified in Section 2.1 of this Third Supplemental Indenture.

(j) Principal Payable Upon Acceleration. The entire principal amount of, and premium, if any, on all the Notes then outstanding is payable upon acceleration of the Notes in accordance with Section 6.2 of the Base Indenture.

(k) Currency. The currency of denomination of the Notes is United States Dollars. Payment of principal of and interest and premium, if any, on the Notes will be made in United States Dollars.

(l) Payment Not Made by Reference to Index. Payments of principal of or interest or premium, if any, on the Notes shall not be determined by reference to any index.

(m) Notes Unsecured. Except as otherwise required pursuant to Section 2.7 of this Third Supplemental Indenture, the Notes are not secured by any collateral.

(n) Additional/Different Covenants. In addition to the covenants set forth in the Base Indenture, the Company shall be subject to the obligations set forth in Sections 2.5, 2.6, 2.7, 2.8 and 2.9 of this Third Supplemental Indenture.

(o) Modification to Events of Default. There is no addition to, deletion of or change in (i) any Events of Default as applicable to the Notes as set forth under the Indenture or (ii) the right of the Trustee or the requisite Holders of the Notes to declare the principal amount thereof due and payable pursuant to Section 6.2 of the Base Indenture.

(p) Conversion. No Notes are convertible or exchangeable for shares of common stock or preferred stock of the Company.

(q) Depositories and Agents. The Notes shall be deposited with DTC, acting as Depositary, as described in Section 2.1(a) of this Third Supplemental Indenture. The Company appoints the Trustee as initial paying agent for the Notes as described in Section 2.1(e) of this Third Supplemental Indenture. There is no interest rate calculation agent, exchange rate calculation agent or other agent with respect to the Notes other than those appointed herein.

(r) Subordination. The Notes are not subordinated in right of payment to any other unsecured Indebtedness of the Company.

(s) Defeasance. The Notes are defeasible pursuant to Article 9 of the Indenture.

Section 2.3. Special Transfer Restrictions.

(a) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to any Non-U.S. Person: The Registrar shall register such transfer if it complies with all other applicable requirements of the Indenture and,

(i) if (x) such transfer is after the relevant Resale Restriction Termination Date with respect to such Note or (y) the proposed transferor has delivered to the Registrar, the Company and the Trustee a Regulation S Certificate and, unless otherwise agreed by the Company and the Trustee, an opinion of counsel, certifications and other information satisfactory to the Company and the Trustee, and

(ii) if the proposed transferor is or is acting through a member of, or participant in, DTC (“Agent Members”) holding a beneficial interest in a Global Note, upon receipt by the Registrar, the Company and the Trustee of (x) the certificate, opinion, certifications and other information, if any, required by clause (a)(i)(y) above and (y) written instructions given in accordance with the procedures of the Registrar and of DTC or Euroclear or Clearstream, as applicable, whereupon (A) the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the relevant Global Note in an amount equal to the principal amount of the beneficial interest in the relevant Global Note to be transferred, and (B) if the proposed transferee is or is acting through an Agent Member, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest being so transferred.

Until the end of the Distribution Compliance Period, a beneficial interest in the Regulation S Global Note may be held only through designated Agent Members holding on behalf of Euroclear or Clearstream (on behalf of Non-U.S. Persons) unless delivery is made in accordance with the provisions of this Section 2.3(a).

(b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons): The Registrar shall register such transfer if it complies with all other applicable requirements of the Indenture and,

(i) if (x) such transfer is after the relevant Resale Restriction Termination Date with respect to such Note or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of such Note stating, or has otherwise certified to the Registrar, the Company and the Trustee in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of such Note stating, or has otherwise certified to Registrar, the Company and the Trustee in writing, that it is purchasing such Note for its own account or an account with respect to which it exercises sole investment discretion, and that each of it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii) if the proposed transferor is or is acting through an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar, the Company and the Trustee of (x) the forms, certifications and other information, if any, required by clause (b)(i)(y) above and (y) written instructions given in accordance with the procedures of the Registrar and of DTC or Euroclear or Clearstream, as applicable, whereupon (A) the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the relevant Global Note in an amount equal to the principal amount of the beneficial interest in the relevant Global Note to be transferred, and (B) if the proposed transferee is or is acting through an Agent Member, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Restricted Global Note in an amount equal to the principal amount of the beneficial interest being so transferred.

(c) Private Placement Legend; Regulation S Legend. Unless otherwise required by applicable law, upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend or the Regulation S Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend or the Regulation S Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend or the Regulation S Legend, then unless (i) the requested transfer is after the relevant Resale Restriction Termination Date with respect to such Notes, (ii) upon written request of the Company after there is delivered to the Registrar and the Company an opinion of counsel (which opinion of counsel is satisfactory to the Company) to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, or (iii) such Notes are sold or exchanged pursuant to an effective registration statement under the Securities Act, the Registrar shall deliver only Notes that bear the Private Placement Legend or, in the case of Notes sold to a Non-U.S. Person pursuant to Regulation S, the Regulation S Legend.

(d) Other Transfers. The Registrar shall effect and register, upon receipt of a written request from the Company to do so, a transfer not otherwise permitted by this Section 2.3, such registration to be done in accordance with the otherwise applicable provisions of this Section 2.3, upon the furnishing by the proposed transferor or transferee of a written opinion of counsel (which opinion of counsel is satisfactory to the Company) to the effect that, and such other certifications or information as the Company or the Trustee may require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

A Note that is a Restricted Security may not be transferred other than as provided in this Section 2.3. A beneficial interest in a Global Note that is a Restricted Security may not be exchanged for a beneficial interest in another Global Note other than through a transfer in compliance with this Section 2.3.

(e) General. By its acceptance of any Note bearing the Private Placement Legend or the Regulation S Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Third Supplemental Indenture and in the Private Placement Legend or Regulation S Legend, as applicable, and agrees that it will transfer such Note only as provided in this Third Supplemental Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.3. The Company shall have the right to require the Registrar to deliver to the Company, at the Company’s expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

In connection with any transfer of any Note, the Trustee, the Registrar and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in conclusively relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.

Section 2.4. Payment of Additional Interest.

(a) Under the circumstances set forth in the Registration Rights Agreement, the Company will be obligated to pay additional amounts of interest to the Holders of certain Initial Notes, as more particularly set forth in such Registration Rights Agreement and Initial Notes.

(b) Prior to any Interest Payment Date on which any such additional interest is payable, the Company shall give notice to the Trustee of the amount of any additional interest due on such Interest Payment Date. The Trustee shall have no duty to calculate or verify the calculation of any additional interest that is payable as determined by the Company.

Section 2.5. Optional Redemption.

(a) The provisions of Article 3 of the Base Indenture shall apply to the Notes, except that, solely with respect to the Notes, the third sentence of Section 3.1 of the Base Indenture shall be substituted with the following:

“If a Series of Securities is redeemable and the Company elects to redeem such Securities of a Series, it shall notify the Trustee of the Redemption Date and the principal amount of Securities to be redeemed at least 15 days (unless a shorter notice period shall be satisfactory to the Trustee) before the Redemption Date.”

(b) At any time prior to the Par Call Date, from time to time, the Notes are redeemable, as a whole or in part, at the Company’s option, on at least 10 days, but not more than 60 days, prior notice mailed to the registered address of each Holder of the Notes to be redeemed (or otherwise delivered in accordance with the applicable procedures of DTC), at a redemption price equal to the greater of: (i) 100% of principal amount of the Notes to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments (through the Par Call Date assuming for such purpose that the Notes matured on the Par Call Date) of interest and principal thereon (exclusive of interest accrued and unpaid to, but not including, the date of redemption) discounted to the date of redemption on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 25 basis points, plus accrued and unpaid interest to, but not including, the date of redemption.

(c) In addition, at any time on or after the Par Call Date, the Notes may be redeemed, as a whole or in part, at the Company’s option, on at least 10 days, but not more than 60 days, prior notice mailed to the registered address of each Holder of the Notes to be redeemed (or otherwise delivered in accordance with the applicable procedures of DTC), at a redemption price equal to 100% of the principal amount of the Notes to be redeemed on the Redemption Date plus accrued and unpaid interest to, but not including, the date of redemption.

(d) On and after the Redemption Date, interest will cease to accrue on the Notes or any portion thereof called for redemption, unless the Company defaults in the payment of the redemption price. On or before the Redemption Date, the Company will deposit with a Paying Agent, or the Trustee, funds sufficient to pay the redemption price of the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Notes to be redeemed will be selected by DTC in accordance with its standard procedures. If the Notes to be redeemed are not Global Notes then held by DTC, or DTC prescribes no method of selection, the Trustee will select the Notes to be redeemed on a pro rata basis, by lot, or by any other method the Trustee deems fair and appropriate and subject to and otherwise in accordance with the procedures of DTC. Any redemption or notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent, and, at the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied. The Company will provide written notice to the Trustee prior to the close of business two Business Days prior to the Redemption Date if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given.

Section 2.6. Repurchase of Notes Upon a Change of Control.

(a) If a Change of Control Triggering Event occurs with respect to the Notes, unless the Company has exercised its option to redeem the Notes as described above, the Company will be required to make an offer (the “Change of Control Offer”) to each Holder of the Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes on the terms set forth in the Notes. In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to but not including the date of repurchase (the “Change of Control Payment”). With respect to the Notes, within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed (or otherwise delivered in accordance with the applicable procedures of DTC) to Holders of the Notes describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 10 days and no later than 60 days from the date such notice is mailed (or otherwise delivered in accordance with the applicable procedures of DTC) or, if the notice is mailed (or otherwise delivered) prior to the Change of Control, no earlier than 10 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs (the “Change of Control Payment Date”). The notice will, if mailed (or otherwise delivered) prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

(b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered and not properly withdrawn pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not properly withdrawn; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

(c) The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Notes properly tendered and not properly withdrawn under its offer. In addition, the Company shall not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than an Event of Default arising as a result of a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

(d) The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

Section 2.7. Limitation on Liens.

For the benefit of the Holders of the Notes, a new Section 4.7 shall be added to the Base Indenture as follows:

“Other than as provided in Section 4.9, the Company shall not, and shall not permit any Subsidiaries of the Company to, create or assume any Indebtedness secured by any Lien on any of the Company’s or such Subsidiary’s respective Properties unless the Notes are secured by such Lien equally and ratably with, or prior to, the Indebtedness secured by such Lien. This restriction does not apply to Indebtedness that is secured by (i) Liens existing on the date of the issuance of the Notes; (ii) Liens securing only the Notes; (iii) Liens on Property or shares of stock in respect of Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company or is merged into or consolidated with, or its assets are acquired by, the Company or any Subsidiary of the Company (provided that such Lien was not incurred in anticipation of such transaction and was in existence prior to such transaction) so long as such Lien does not extend to any other Property and the Indebtedness so secured is not increased; (iv) Liens to secure Indebtedness incurred for the purpose of all or any part of a Property’s purchase price or cost of construction or additions, repairs, alterations, or other improvements; provided that (1) the principal amount of any Indebtedness secured by such Lien does not exceed 100% of such Property’s purchase price or cost, (2) such Lien does not extend to or cover any other Property other than the Property so purchased, constructed or on which such additions, repairs, alterations or other improvements were so made, and (3) such Lien is incurred prior to or within 270 days after the acquisition of such Property or the completion of construction or such additions, repairs, alterations or other improvements and the full operation of such Property thereafter; (v) Liens in favor of the United States or any state thereof, or any instrumentality of either, to secure certain payments pursuant to any contract or statute; (vi) Liens for taxes or assessments or other governmental charges or levies which are not overdue for a period exceeding 60 days unless such Liens are being contested in good faith and for which adequate reserves are being maintained, to the extent required by generally accepted accounting principles; (vii) title exceptions, easements, licenses, leases and other similar Liens that are not consensual and that do not materially impair the use of the Property subject thereto; (viii) Liens to secure obligations under worker’s compensation laws, unemployment compensation, old-age pensions and other social security benefits or similar legislation; (ix) Liens arising out of legal proceedings, including Liens arising out of judgments or awards; (x) warehousemen’s, materialmen’s, carrier’s, landlord’s and other similar Liens for sums not overdue for a period exceeding 60 days unless such Liens are being contested in good faith and for which adequate reserves are being maintained, to the extent required by generally accepted accounting principles; (xi) Liens incurred to secure the performance of statutory obligations, surety or appeal bonds, performance or return-of-money bonds, insurance, self-insurance or other obligations of a like nature incurred in the ordinary course of business; (xii) Liens that are rights of set-off relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness; (xiii) Liens on the assets of a special purpose Subsidiary resulting from securitization transactions with respect to accounts receivable, royalties and similar assets included in such securitization transactions; (xiv) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (xv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof; (xvi) Liens on key-executive life insurance policies granted to secure Indebtedness of the Company against the cash surrender value thereof; (xvii) Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contract, option, futures contracts, futures options or similar agreements or arrangements designed to protect the Company or any of its Subsidiaries from fluctuations in interest rates, currencies or the price of commodities; (xviii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business; (xix) Liens in favor of the Company or the favor of any of its Subsidiaries; or (xx) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in clauses (i) to (xx) or Liens created in connection with any amendment, consent or waiver relating to such Indebtedness, so long as such Lien does not extend to any other Property and the Indebtedness so secured does not exceed the fair market value (as determined by the Company’s board of directors) of the assets subject to such Liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be.”

Section 2.8. Limitation on Sale and Leaseback Transactions.

For the benefit of the Holders of the Notes a new Section 4.8 shall be added to the Base Indenture as follows:

“Other than as provided under Section 4.9, the Company shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any of the Company’s or such Subsidiary’s respective Properties, the acquisition or completion of construction and commencement of full operations of which has occurred more than 270 days prior thereto, unless (i) such transaction is entered into prior to the first issue date of the Notes; (ii) such transaction is for the sale and leasing back to the Company of any Property by one of its Subsidiaries; (iii) the Company or such Subsidiary is entitled to incur Indebtedness secured by a mortgage on the Property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes pursuant to the first sentence of Section 4.7; (iv) the lease is for a period not in excess of five years, including renewal rights; or (v) the Company or the Subsidiary, prior to or within 270 days after the sale of such Property in connection with the Sale and Leaseback Transaction is completed, applies the net cash proceeds of the sale of the Property leased to (1) the retirement of the Notes or debt of the Company ranking equally with the Notes or to the retirement of any debt of a Subsidiary of the Company, or (2) the acquisition of different property, facilities or equipment or the expansion of the Company’s existing business, including the acquisition of other businesses.”

Section 2.9. Exempted Liens and Sale and Leaseback Transactions.

For the benefit of the Holders of the Notes a new Section 4.9 shall be added to the Base Indenture as follows:

“Notwithstanding the restrictions described under Sections 4.7 or 4.8, the Company or any Subsidiary of the Company may create or assume any Liens or enter into any Sale and Leaseback Transactions not otherwise permitted as described above, if the sum of the following does not exceed 10% of Consolidated Total Assets (i) the outstanding Indebtedness secured by such Liens (not including any Liens permitted under Section 4.7 which amount does not include any Liens permitted under the provisions of this Section 4.9); plus (ii) all Attributable Debt in respect of such Sale and Leaseback Transaction entered into (not including any Sale and Leaseback Transactions permitted under Section 4.8 which amount does not include any Sale and Leaseback Transactions permitted under the provisions of this Section 4.9), measured, in each case, at the time such Lien is incurred or any such Sale and Leaseback Transaction is entered into by the Company or such Subsidiary of the Company.”

Section 2.10. Other Amendments.

For the benefit of the Holders of the Notes Section 2.3 of the Base Indenture shall be amended by amending and restating the first paragraph of such Section in its entirety as follows:

“The Securities shall be executed on behalf of the Company by an Officer of the Company. Such signature may be either manual or facsimile.”

ARTICLE III

MISCELLANEOUS

Section 3.1. Trust Indenture Act Controls.

If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Third Supplemental Indenture by the TIA, the required provision shall control. If any provision of this Third Supplemental Indenture modifies or excludes any provision of the TIA which may be so modified or excluded, the latter provision shall be deemed to apply to this Third Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 3.2. Governing Law.

This Third Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.3. Multiple Counterparts.

The parties may sign multiple counterparts of this Third Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same Third Supplemental Indenture.

Section 3.4. Severability.

Each provision of this Third Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Third Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

Section 3.5. Ratification.

The Base Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects ratified and confirmed. The Base Indenture and this Third Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Third Supplemental Indenture with respect to the Notes supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trust created by the Indenture and agrees to perform the same upon the terms and conditions of the Indenture.

Section 3.6. Effectiveness.

The provisions of this Third Supplemental Indenture shall become effective as of the date hereof.

Section 3.7. Notices, Approvals, etc.

Notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by Adobe or DocuSign (or such other digital signature provider as specified in writing to the Trustee by the authorized representative of the Company), in English). The Company agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 3.8 The Trustee.

The Trustee will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or the Notes or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company. The Trustee will not be accountable for the use or application by the Company of the Notes or the proceeds thereof. In acting hereunder and with respect to the Notes, the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Indenture, including, without limitation, its right to be indemnified, are deemed to be incorporated herein, and will be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

BIOGEN INC.

By:	/s/ Michael Dambach
	Name:	Michael Dambach
	Title:	Vice President, Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Laura S. Cawley
	Name:	Laura S. Cawley
	Title:	Vice President

[Signature Page to Third Supplemental Indenture]

EXHIBIT A

FORM OF 3.250% SENIOR NOTE DUE 2051

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), OR A NOMINEE OF DTC. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BIOGEN INC.

3.250% Senior Note due 2051

REGISTERED	PRINCIPAL AMOUNT
No. Specimen	$[ ]

CUSIP: [            ]

ISIN: [            ]

Biogen Inc., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $[ ] on February 15, 2051 (the “Maturity Date”) (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest thereon from February 16, 2021 (the “Original Issue Date”) or from the most recent Interest Payment Date to which interest has been paid or duly provided for semi-annually at the rate of 3.250% per annum, on February 15 and August 15 of each year (each such date, an “Interest Payment Date”), commencing August 15, 2021, until the principal hereof is paid or made available for payment.

1. Payment of Interest. The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date, will, as provided in the Indenture, be paid, in immediately available funds, to the Person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on February 1 or August 1 (whether or not a Business Day, as defined in the Indenture), as the case may be, next preceding such Interest Payment Date (the “Regular Record Date”). Any such interest not punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest may be paid to the Person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than fifteen days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

2. Place of Payment. Payment of principal, premium, if any, and interest on this Note will be made at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that each installment of interest, premium, if any, and principal on this Note may at the Company’s option be paid in immediately available funds by transfer to an account maintained by the payee located in the United States.

3. Time of Payment. In any case where any Interest Payment Date, the Maturity Date or any date fixed for redemption or repayment of the Notes shall not be a Business Day, then (notwithstanding any other provision of the Indenture or this Note), payment of principal or interest, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, the Maturity Date or the date so fixed for redemption or repayment, and no interest shall accrue in respect of the delay.

4. General. This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more Series under an indenture, dated as of September 15, 2015 (the “Base Indenture”), between the Company and U.S. Bank National Association (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to a Series of which this Note is a part), as supplemented by a Third Supplemental Indenture thereto, dated as of February 16, 2021 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of a duly authorized Series of Securities designated as “3.250% Senior Notes due 2051” (the “Notes”), initially limited in aggregate principal amount to $[__].

5. Further Issuance. The Company may from time to time, without the consent of the Holders of the Notes, issue additional Securities (the “Additional Securities”) of this Series having the same ranking and the same interest rate, maturity and other terms as the Notes. Any Additional Securities of this Series and the Notes will constitute a single Series under the Indenture and all references to the Notes shall include the Additional Securities unless the context otherwise requires.

6. Events of Default. If an Event of Default with respect to the Notes shall have occurred and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

7. Sinking Fund. The Notes are not subject to any sinking fund.

8. Optional Redemption. The Notes will be redeemable at any time, at the option of the Company, in whole or from time to time in part, upon not less than 10 nor more than 60 days’ prior notice, on any date prior to their Maturity Date at a redemption price, calculated pursuant to the Indenture, which includes accrued interest thereon, if any, to, but not including, the Redemption Date. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee by such methods as the Trustee in its sole discretion shall deem fair and appropriate. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of this Note.

9. Repurchase upon a Change of Control Triggering Event. Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, the Company shall be required to make an offer to repurchase the Notes on the terms set forth in the Indenture.

10. Defeasance and Covenant Defeasance. The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

11. Modification and Waivers; Obligations of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each Series. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes of each Series affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, on behalf of the Holders of all outstanding Securities, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the outstanding Securities of individual Series to waive on behalf of all of the Holders of Securities of such individual Series certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Note and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

12. Limitation on Suits. As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this Series, the Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall have made written request, and offered indemnity and/or security, to the Trustee to institute such proceedings as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Note on or after the respective due dates expressed herein.

13. Authorized Denominations. The Notes are issuable only in registered form without coupons in denominations of $2,000 or any integral multiple of $1,000 in excess thereof. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Company need not issue, authenticate, register the transfer of or exchange any Securities or portions thereof for a period of 15 days before such series is selected for redemption, nor need the Company register the transfer or exchange of any Security selected for redemption in whole or in part.

14. Registration of Transfer or Exchange. As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the register of the Notes maintained by the Registrar upon surrender of this Note for registration of transfer, at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holders surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

[To be omitted from Exchange Notes:][The Holder of this Note is entitled to the benefits of the Registration Rights Agreement. Capitalized terms used in this paragraph have the meanings given to them in the Registration Rights Agreement. Subject to the terms of the Registration Rights Agreement, if a Registration Default occurs, the interest rate on this Note will be increased by 0.25% per annum from the date such Registration Default occurs until and including the date such Registration Default ends. Any such additional interest shall be paid in the same manner and on the same dates as interest payments in respect of this Note. A “Registration Default” shall mean the occurrence of any of the following: (i) the Exchange Offer is not completed on or prior to the Target Registration Date, (ii) the Shelf Registration Statement, if required pursuant to Section 2(b)(i) or Section 2(b)(ii) of the Registration Rights Agreement, has not become effective on or prior to the 180th day after the Target Registration Date, (iii) if the Company receives a Shelf Request pursuant to Section 2(b)(iii) of the Registration Rights Agreement, the Shelf Registration Statement required to be filed thereby has not become effective by the 180th day after the later of the Target Registration Date and the receipt of such Shelf Request, or (iv) the Shelf Registration Statement, if required by the Registration Rights Agreement, has become effective and thereafter ceases to be effective or the Prospectus contained therein ceases to be usable for its intended purpose without being succeeded promptly by a post-effective amendment to such Registration Statement that cures such failure and that is itself promptly declared effective, and such failure to remain effective or usable exists for more than 90 days (whether or not consecutive) in any 12-month period. A Registration Default ends when this Note ceases to be a Registrable Security or, if earlier, (1) in the case of a Registration Default under clause (i) of the definition thereof, when the Exchange Offer is completed, (2) in the case of a Registration Default under clause (ii) or clause (iii) of the definition thereof, when the Shelf Registration Statement becomes effective or (3) in the case of a Registration Default under clause (iv) of the definition thereof, when the Shelf Registration Statement again becomes effective or the related Prospectus again becomes usable (or, if earlier, when the Shelf Effectiveness Period ends). This Note shall cease to be a Registrable Security upon the earliest of the following: (i) when the Exchange Offer Registration Statement has become effective and this Note been exchanged for Exchange Securities or otherwise disposed of pursuant to such Registration Statement, (ii) when a Registration Statement with respect to this Note has become effective under the Securities Act and this Note has been disposed of pursuant to such Registration Statement, (iii) when this Note ceases to be outstanding or (iv) unless this Note otherwise remains a Registrable Security and is held by a Holder and is ineligible to be exchanged in the Exchange Offer, when the Exchange Offer is consummated. If at any time more than one Registration Default has occurred and is continuing, then, until the next date that there is no Registration Default, the increase in interest rate provided for by this paragraph shall apply as if there occurred a single Registration Default that begins on the date that the earliest such Registration Default occurred and ends on such next date that there is no Registration Default. This paragraph is subject in all respects to the terms and conditions of the Registration Rights Agreement and does not in any way amend, modify, change or enlarge any rights or obligations under the Registration Rights Agreement.]

15. Defined Terms. All terms used in this Note, which are defined in the Indenture and are not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

16. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and its seal to be hereunto affixed.

Dated: [                    ], 20[     ]

BIOGEN INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Series designated and referred to in the within-mentioned Indenture, as such is supplemented by the within-mentioned Third Supplemental Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Dated: [                    ], 20[    ]

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address,

including postal zip code, of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Note on the books of the Trustee, with full power of substitution in the premises.

[To be omitted from Exchange Notes:][CHECK ONE BOX BELOW

(1) ☐ This Note is being transferred inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(2) ☐ This Note is being transferred outside the United States to a Non-U.S. Person in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act.

Unless one of the boxes is checked, the Trustee will not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.3 of the Third Supplemental Indenture shall have been satisfied.]

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee

[To be omitted from Exchange Notes:][TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that each of it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer.]

EXHIBIT B

FORM OF REGULATION S CERTIFICATE

Re:	Biogen Inc. (the “Company”)

3.250% Senior Notes due 2051 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $                 aggregate principal amount of Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly, we hereby certify as follows:

1. The offer of the Notes was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or 902(k)(2)(i) of Regulation S under the circumstances described in Rule 902(h)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

2. Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

3. No directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable.

4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

5. If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Notes, and the proposed transfer takes place before the end of the distribution compliance period under Regulation S, or we are an officer or director of the Company or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rules 903 and 904 of Regulation S.

6. If the proposed transfer takes place before the end of the distribution compliance period under Regulation S, the beneficial interest in the Notes so transferred will be held immediately thereafter through Euroclear (as defined in such Indenture) or Clearstream (as defined in such Indenture).

7. We have advised the transferee of the transfer restrictions applicable to the Notes.

B-1

You, the Company and counsel for the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[NAME OF SELLER]

By:
Name:
Title:
Address:

Date of this Certificate:                 , 20

B-2

EXHIBIT C

Each Global Note and each definitive Note (other than the Regulation S Global Note or a definitive Note representing Notes sold to a Non-U.S. Person in reliance on Regulation S) shall bear a legend in substantially the following form (the “Private Placement Legend”) on the face thereof until the Private Placement Legend is removed or not required in accordance with Section 2.3(c) of this Third Supplemental Indenture:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF BIOGEN INC. THAT (A) PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH SECURITY), THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE U.S. WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (IV) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (V) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (VI) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE U.S., AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE. THIS LEGEND WILL BE REMOVED UPON THE

EARLIER OF THE TRANSFER OF THIS NOTE PURSUANT TO CLAUSE (A)(VI) ABOVE OR REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER THE TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.

Each Regulation S Global Note and each definitive Note representing Notes sold to a Non-U.S. Person in reliance on Regulation S shall bear a legend in substantially the following form (the “Regulation S Legend”) on the face thereof, until the Regulation S Legend is removed or not required in accordance with Section 2.3(c) of this Third Supplemental Indenture:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING NOTES IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF BIOGEN INC. THAT (A) PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH SECURITY), THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE U.S. WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (IV) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (V) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION

REQUIREMENTS OF THE SECURITIES ACT OR (VI) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE U.S., AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS NOTE PURSUANT TO CLAUSE (A)(VI) ABOVE OR REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER THE TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.

UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF NOTES WITHIN THE U.S. BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.